Exhibit 10.14
TRADEMARK PURCHASE AND
ASSIGNMENT AGREEMENT

THIS TRADEMARK PURCHASE AND ASSIGNMENT AGREEMENT (this “Agreement”), dated August 31,  2011, is made and entered into by and among St. Joyal, a California corporation on behalf of itself and all of its controlled affiliates (“Assignor”), on the one hand, and Nova Lifestyle, Inc. a Nevada corporation (“Assignee”), on the other hand.

W I T N E S S E T H:

WHEREAS, Assignor owns of all right, title and interest in and to the Marks (as such term is defined herein);

WHEREAS, the Assignor desires to sell and assign to Assignee and Assignee wishes to purchase and obtain Assignor’s entire right, title and interest in and to the Marks;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

1. Assignor Marks. Assignor hereby irrevocably assigns all of its right, title and interest in the trademarks indentified and set forth on Schedule A attached hereto and incorporated herewith (collectively, the “Marks”), to Assignee. Assignor acknowledges that, following such assignment, the Assignee shall be the owner of all right, title and interest in and to the Marks. Assignee will record the assignment as it deems necessary and at its sole expense. Assignor will take all additional steps and execute additional documents as reasonably requested by Assignee to perfect this assignment and/or register this assignment with the proper state and local regulatory agencies and authorities.

1.1          Assignor acknowledges that the Marks include, without limitation, all rights to use, modify and exploit the Marks; the right to exclude others from using any and all of the Marks; the right to license, assign, convey, and pledge any of the Marks to others; the right to sue others and to collect damages for past, present and future infringements of any of the Marks; the right to create derivatives of the Marks and to retain full ownership of such derivatives; and the right to file and prosecute applications to protect rights in the Marks.

1.2
Assignor acknowledges that the Assignor is the owner of all right, title and interest in and to the Marks set forth on Schedule A and that such Marks are free and clear of any security interest or other lien or encumbrance of any kind

1.3	Assignor represents, warrants and covenants that the transfer by Assignor to the Assignee as contemplated hereby shall transfer to Assignee good an marketable title to the Marks.

1.4
Assignor acknowledges that the assignment of the Marks to Assignor shall not result in the breach of any agreement to which the Assignor is a party, nor will such assignment result in the breach of any federal or state law and that no consent is required in connection with the transfer contemplated by this Agreement. Assignor shall not at any time do, or knowingly permit to be done, any act or thing that would impair the rights of the Assignee in and to the Marks or adversely affect the validity of the Marks.

2. Consideration. The aggregate consideration payable by the Assignee for the assignment of the Marks shall be in an amount equal to $200,000 (the “Purchase Price”) payable in U.S. dollars upon the execution of this Agreement.

3. Notices. All notices, consents or other communications related to this Agreement or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

Assignor:
St. Joyal
701 South Atlantic Boulevard, Suite 200
Monterey Park, CA 91754
Attn: Mr. Steven Liu

Assignee:

Nova Lifestyle, Inc.
6541 East Washington Boulevard
Commerce, CA 9040
Attn: Mr. Ya Ming Wong

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

5. Modification of Agreement and Waiver. This Agreement may not be amended except by a writing executed by the parties hereto.

6. Entire Agreement. This Agreement represents the entire agreement of the parties relating to the matters described in this Agreement, and no prior representations or agreements, whether written or oral, shall be binding on any party unless incorporated into this Agreement or agreed to by the party in a writing signed by the party on or after the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ST. JOYAL

By: /s/ Jun Jiang ____________________
Name: Mr. Jun Jiang
Title: President

NOVA LIFESTYLE, INC.

By: /s/ Ya Ming Wong_______________
Name: Mr. Ya Ming Wong
Title: Chairman & Chief Executive Officer

SCHEDULE A

Word Mark	DIAMOND SOFA

Goods and Services	IC 020. US 002 013 022 025 032 050. G & S: Furniture, namely sofas, chairs, couches, tables, beds, cabinets, and dressers. FIRST USE: 19950106. FIRST USE IN COMMERCE: 19950106

Standard Characters Claimed

Mark Drawing Code	(4) STANDARD CHARACTER MARK

Serial Number	85329274

Filing Date	May 24, 2011

Current Filing Basis	1A

Original Filing Basis	1A

Owner	(APPLICANT) St. Joyal CORPORATION CALIFORNIA 701 S. Atlantic Blvd., Suite 200 Monterey Park CALIFORNIA 91754

Attorney of Record	Bin Li

Disclaimer	NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "SOFA" APART FROM THE MARK AS SHOWN

Type of Mark	TRADEMARK

Register	PRINCIPAL

Live/Dead Indicator	LIVE

Word Mark	DIAMOND FURNITURE

Goods and Services	IC 020. US 002 013 022 025 032 050. G & S: Furniture, namely sofas, chairs, couches, tables, beds, cabinets, and dressers. FIRST USE: 19950106. FIRST USE IN COMMERCE: 19950106

Standard Characters Claimed

Mark Drawing Code	(4) STANDARD CHARACTER MARK

Serial Number	85375362

Filing Date	July 19, 2011

Current Filing Basis	1A

Original Filing Basis	1A

Owner	(APPLICANT) St. Joyal CORPORATION CALIFORNIA 701 S. Atlantic Blvd., Suite 200 Monterey Park CALIFORNIA 91754

Attorney of Record	Bin Li

Disclaimer	NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "FURNITURE" APART FROM THE MARK AS SHOWN

Type of Mark	TRADEMARK

Register	PRINCIPAL

Live/Dead Indicator	LIVE